                AMENDMENT #1 TO FORM 8-K, DATED OCTOBER 6, 2000

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A1


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report October 6, 2000                 Commission File No. 333-30795
(Date of earliest event reported)


                                RADIO ONE, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                     52-1166660
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                         5900 Princess Garden Parkway,
                                   8th Floor
                            Lanham, Maryland 20706
                   (Address of principal executive offices)


                                (301) 306-1111
              Registrant's telephone number, including area code


This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by the Company on September 7, 2000 to add the financial statements of the business acquired by the Company required by Item 7(a) and the pro forma financial information required by Item 7(b). In addition, Item 5 hereof reports
(a) the results tabulated at the Company's recent annual meeting of stockholders of the votes on certain proposals put before the holders of the Company's Common Stock, (b) a pending asset acquisition in Greenville, South Carolina, and (c) a recently completed asset acquisition in Dallas, Texas.

Item 5.  Other Events.

(a)  Submission of Matters to a Vote of Security Holders.

     On September 15, 2000, the Company held the Annual Meeting of its holders of Common Stock pursuant to a Notice of Annual Meeting of Stockholders and Proxy Statement dated August 16, 2000, a copy of which has been filed previously with the Securities and Exchange Commission. Stockholders were asked to vote upon the following proposals:

     1. The election of Brian W. McNeill and Terry L. Jones as Class A directors to serve until the 2001 annual meeting of Stockholders or until their successors are duly elected and qualified.

     2.   The election of Catherine L. Hughes, Alfred C. Liggins, III, and Larry
          D. Marcus as directors to serve until the 2001 annual meeting of Stockholders or until their successors are duly elected and qualified.

     3. The amendment of the Company's Amended and Restated Certificate of Incorporation to provide holders of the Class A Common Stock the right to convert such Class A

          Common Stock into Class D Non-Voting Common Stock. The Amendment to the Company's Amended and Restated Certificate of Incorporation is included as Exhibit 3.1.1 to this Form 8-K/A1.

     4. The amendment of the Company's Amended and Restated Bylaws to permit the election of up to eleven, but not fewer than five, members of the Board of Directors. The Company's Amended and Restated Bylaws, as so amended, are included as Exhibit 3.2 to this Form 8-K/A1.

     5.   The ratification of the adoption of the 1999 Stock Option Plan.

     6. The ratification of the appointment of Arthur Andersen, LLP as independent public accountants for the Company for the year ended December 31, 2000.

     All proposals were adopted by a majority of the holders of Common Stock. The results of the vote tabulation were as follows:


                                                      Number of Votes
                                                      ---------------

                                     Class A          Class B       Class C     Class D
                                     -------          -------       -------     -------
        PROPOSAL 1
        ----------

        Election of McNeill

                         For        19,089,011           N/A           N/A           N/A

          Withhold Authority           127,772           N/A           N/A           N/A

        Election of Jones

                         For        19,089,011           N/A           N/A           N/A

          Withhold Authority           127,772           N/A           N/A           N/A

        PROPOSAL 2
        ----------

        Election of Hughes

                         For        19,089,011    28,618,430           N/A           N/A

          Withhold Authority           127,772           N/A           N/A             0

        Election of Liggins

                         For        19,089,011    28,618,430           N/A           N/A

          Withhold Authority           127,772             0           N/A           N/A

        Election of Marcus

                         For        19,102,641    28,618,430           N/A           N/A

          Withhold Authority           114,142             0           N/A           N/A

        PROPOSAL 3
        ----------

                         For        18,037,198    28,618,430     3,121,048    37,820,936

                     Against           182,882             0             0       342,613

                     Abstain            15,465             0             0        24,085

        PROPOSAL 4
        ----------

                         For        18,781,883    28,618,430           N/A           N/A

                     Against           422,853             0           N/A           N/A

                     Abstain            12,840             0           N/A           N/A

         PROPOSAL 5
         ----------
                            For            10,256,007    28,618,430           N/A           N/A

                        Against             7,890,633             0           N/A           N/A

                        Abstain                88,905             0           N/A           N/A


         PROPOSAL 6
         ----------

                            For            15,241,569    28,618,430           N/A           N/A

                        Against             3,962,418             0           N/A           N/A

                        Abstain                12,796             0           N/A           N/A

     (b)   Pending acquisition in Greenville, South Carolina.

           Pursuant to an asset purchase agreement dated August 7, 2000, the Company has agreed to acquire WPEK-FM, licensed to Seneca, South Carolina, for approximately $7.5 million in cash. The Company expects to complete this acquisition in the fourth quarter of 2000.

     (c)   Recent acquisition in Dallas, Texas.

           On September 25, 2000, the Company completed its acquisition of KJOI-AM (formerly KLUV-AM), licenced to Dallas, Texas, for approximately $16 million in cash.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Business Acquired.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Radio One, Inc.:

  We have audited the accompanying combined balance sheets of the selected operations of AMFM, Inc., consisting of stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM (the "Stations") as of December 31, 1998 and 1999, and the related combined statements of operations and changes in station equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements have been prepared from the separate records maintained by the Stations and may not be indicative of the conditions that would have existed or the results of operations had the Stations been operated as an unaffiliated entity. As discussed in Note 2, certain services performed by the parent corporations have not been allocated to the accompanying financial statements.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the selected operations of AMFM, Inc., consisting of stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM as of December 31, 1998 and 1999, and the results of their operations for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                        /s/ Arthur Andersen LLP




Baltimore, Maryland
June 1, 2000

                     THE SELECTED OPERATIONS OF AMFM, INC.

                            COMBINED BALANCE SHEETS

              AS OF DECEMBER 31, 1998 and 1999, AND JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                                December 31,
                                                                          ------------------------
                                                                            1998           1999       June 30, 2000
                                                                          ---------      ---------    -------------
                                                                                                       (Unaudited)
ASSETS
Assets:
  Trade accounts receivable, net of allowance for doubtful accounts of
   $95, $613 and $581, respectively....................................     $ 7,920       $ 11,478         $ 11,546
  Prepaid expenses and other...........................................         113            120               76
                                                                           --------      ---------        ---------
          Total current assets.........................................       8,033         11,598           11,622
Property and equipment, net............................................       1,976          2,836            2,791
Intangible assets, net.................................................      24,572        121,339          116,925
                                                                           --------      ---------        ---------
          Total assets                                                      $34,581       $135,773         $131,338
                                                                           ========      =========        =========
LIABILITIES AND STATION EQUITY
Current liabilities:
  Accounts payable and accrued expenses.................................    $   855       $  2,984         $  1,259
Station equity..........................................................     33,726        132,789          130,079
                                                                           --------      ---------        ---------
          Total liabilities and station equity..........................    $34,581       $135,773         $131,338
                                                                           ========      =========        =========

                     THE SELECTED OPERATIONS OF AMFM, INC.

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN STATION EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                                  Six Months Ended
                                                      Year Ended December 31,          June 30,
                                                   -------   -------    -------   -------  --------
                                                     1997     1998        1999      1999     2000
                                                   -------   -------    -------   -------  --------
                                                                                     (Unaudited)
Revenue:
  Broadcast revenue, including barter revenue of
   $647, $774 and $571 for the years ended
   December 31, 1997, 1998 and 1999,
   respectively..................................  $36,375   $42,371   $ 58,401  $ 26,528  $ 28,339
  Less- Agency commissions.......................    4,910     5,361      7,409     3,373     3,535
                                                   -------   -------    -------   -------  --------
          Net broadcast revenue..................   31,465    37,010     50,992    23,155    24,804
                                                   -------   -------    -------   -------  --------

Operating expenses:
  Program and technical..........................    5,169     5,842      7,867     4,027     3,712
  Selling, general and administrative............    9,113    12,489     18,386     8,266     8,090
  Time brokerage agreement fee...................       --     3,208      4,509     2,750        --
  Depreciation and amortization..................    1,673     1,629      8,221     3,736     4,575
                                                   -------   -------   --------  --------  --------
          Total operating expenses...............   15,955    23,168     38,983    18,779    16,377
                                                   -------   -------   --------  --------  --------
Operating income.................................   15,510    13,842     12,009     4,376     8,427
Income tax allocation............................    6,204     5,537      4,804     1,750     3,370
                                                   -------   -------   --------  --------  --------
          Net income.............................    9,306     8,305      7,205     2,626     5,057
Station equity, beginning of period..............   34,513    35,024     33,726    33,726   132,789
Net transfer (to) from Parent....................   (8,795)   (9,603)    91,858    92,803    (7,767)
                                                   -------   -------   --------  --------  --------
Station equity, end of period....................  $35,024   $33,726   $132,789  $129,155  $130,079
                                                   =======   =======   ========  ========  ========

                     THE SELECTED OPERATIONS OF AMFM, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                                                  Six Months Ended
                                                      Year Ended December 31,          June 30,
                                                   -------   -------    -------   -------  --------
                                                     1997     1998        1999      1999     2000
                                                   -------   -------    -------   -------  --------
                                                                                     (Unaudited)
Cash flows from operating activities:
  Operating income...............................  $ 9,306   $ 8,305   $   7,205   $   4,376   $ 5,057
  Adjustments to reconcile net income to net
   cash from operating activities:
     Depreciation and amortization...............    1,673     1,629       8,221       3,736     4,575
 Effect of change in operating assets and
  liabilities-
  Trade accounts receivable......................   (3,146)   (1,522)     (3,558)       (173)      (68)
  Prepaid expenses and other.....................      (20)      (32)         (7)         40        44
  Accounts payable and accrued expenses..........      982     1,223       2,120       2,518    (1,725)
                                                   -------   -------     -------     -------  --------
          Net cash flows from operating
           activities............................    8,795     9,603      13,981      10,497     7,883

Cash flows from investing activities:
  Purchase of tangible and intangible assets in
   acquisitions..................................       --        --    (105,839)   (103,300)       --
  Purchase of property, plant and equipment,
        net......................................       --        --          --          --      (116)
                                                   -------   -------     -------     -------  --------
          Net cash flows from investing
           activities............................       --        --    (105,839)   (103,300)     (116)

Cash flows from financing activities:
  Net transfer (to) from parent..................   (8,975)   (9,603)     91,858      92,803    (7,767)
                                                   -------   -------     -------     -------  --------
Net decrease in cash.............................       --        --          --          --        --
                                                   -------   -------     -------     -------  --------
Cash and cash equivalents, beginning of period...       --        --          --          --        --
                                                   -------   -------     -------     -------  --------
Cash and cash equivalents, end of period.........  $    --   $    --     $    --     $    --  $     --
                                                   -------   -------     -------     -------  --------

                     THE SELECTED OPERATIONS OF AMFM, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

1.  Description of the Entities:

  The accompanying financial statements include the activity and financial positions of radio stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM (the "Stations"), which are owned by AMFM, Inc. (AMFM) and are being sold to Radio One, Inc. (Radio One).

  Radio station KKBT-FM is broadcast in the Los Angeles, California, area. Radio station KBFB-FM is broadcast in the Dallas, Texas, area. Radio stations WZAK-FM and WJMO-AM are broadcast in the Cleveland, Ohio, area, and WVCG-AM is broadcast in the Miami, Florida, area. All interstation transactions have been eliminated in combination.

2. Summary of Significant Accounting Policies:

   Basis of Presentation

   The accompanying combined financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim Financial Statements (Unaudited)

   The interim combined financial statements for the Stations have been prepared by management, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In management's opinion, the interim financial data presented herein include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation. Results for interim periods are not necessarily indicative of results to be expected for the full year.

  On August 25, 2000, Radio One acquired the assets of the Stations, along with certain assets of stations owned by Clear Channel Communications, Inc. ("Clear Channel"), for approximately $1.3 billion. Radio One did not acquire cash, receivables, prepaids, or assume any liabilities.

   Cash

   The Stations make cash disbursements out of bank accounts controlled by AMFM and their cash receipts are deposited into accounts controlled by AMFM. As such, the accompanying combined financial statements do not have cash balances. All cash transactions are recorded through the station equity account.

   Revenue Recognition

   In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

   Barter Arrangements

   Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the lower of estimated fair value of the advertising air time given in exchange for the program rights or the service or asset received. As of year-end, the excess of services received or air time given was recorded as deferred revenue or accounts receivable.

   Corporate Expense

   The accompanying statements of operations and changes in stations' equity represent the direct revenues and expenses of the Stations. They do not include certain corporate expenses related to management fees, income taxes, legal expenses, corporate salaries and certain other corporate expenses. Because the accompanying statements omit certain corporate costs that benefit the Stations (and include allocations of certain costs among several stations in a market), the accompanying operating results could be substantially different if the Stations had been operated on a stand-alone basis. The accompanying statements include certain operating revenues and expenses related to contracts for advertisements entered into by AMFM corporate and are allocated to the Stations based on their market revenues and airplay of the advertisements.

   The two Cleveland stations (WZAK-FM and WJMO-FM) and one Dallas Station (KBFM-FM) were operated as part of a market circle and received cost allocations related to the market circle employees. Though management is of the opinion that all allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein, and those cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services if these stations had been operated on a stand-alone basis.

   Income Tax Allocation

   The Stations' pre-tax income is included in the consolidated income of AMFM. The accompanying combined statements of operations include an income tax allocation as if the Stations were a stand-alone entity.

   Financial Instruments

   Financial instruments as of December 31, 1998 and 1999, consist of trade accounts receivables all of which the carrying amounts approximate fair value.

3. Property and Equipment

   Property and equipment are recorded at cost and are being depreciated on a straight-line basis over various periods. The components of the Stations' property and equipment as of December 31, 1998 and 1999, were as follows:

                                                                                Period of
                                                     1998          1999       Depreciation
                                                  ----------    -----------  --------------
                                                          (In Thousands)
     Property and equipment:
       Land..................................        $   240        $   240
       Building and leasehold improvements...            956          1,048      30 years
       Furniture and fixtures................            513            598    5 to 7 years
       Equipment and other...................          4,334          5,556    5 to 7 years
                                                  ----------     ----------
                                                       6,043          7,442
     Less- Accumulated depreciation..........          4,067          4,437
                                                  ----------     ----------
     Property and equipment, net.............         $1,976         $3,005
                                                  ==========     ==========

  Depreciation expense for the fiscal years ended December 31, 1997, 1998 and 1999, were $199, $210 and $514, respectively, and $153 and $161 for the six months ended June 30, 1999 and 2000, respectively.

4. Intangible Assets:

   Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets resulting from applying the purchase method of accounting to acquisitions. The intangible assets are the results of applying the purchase price to the fair market value of the tangible assets acquired, then to the intangible assets acquired, with the resulting excess purchase price being allocated to goodwill. The Stations amortize such intangible assets using the straight-line method over estimated useful lives ranging from 15 to 40 years. As of December 31, 1998 and 1999, accumulated amortization on intangibles was $18.2 million and $25.9 million, respectively.

Long-Lived Assets

   In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," AMFM reviews its identifiable purchased intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows is less than the carrying amount of an asset, an impairment loss would be recognized.

5. Acquisitions:

   AMFM purchased WZAK-FM and WJMO-AM in February 1999 for approximately $103 million. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of $101 million of intangible assets. The activities of WZAK-FM and WJMO-AM prior to the acquisition by AMFM are not included in the accompanying financial statements. The revenue for WZAK-FM and WJMO-AM for the year ended December 31, 1998 was approximately $11 million (unaudited). The revenue for the year ended December 31, 1997 is not readily available as those records are maintained by the prior owners.

   Beginning July 1998, AMFM entered into a time brokerage agreement to manage and operate KBFB-FM whereby broadcast revenue and operating expenses of running the station were included in AMFM's operating results. AMFM paid approximately $3.2 million and $4.5 million during the years ended December 31, 1998 and 1999, respectively in time brokerage fees.

   In July 1999, AMFM purchased KBFB-FM for approximately $3.4 million. This acquisition was accounted for under the purchase method of accounting and resulted in the recognition of approximately $3.4 million of intangible assets. The activity of KBFM-FM prior to entering into the time brokerage agreement in July 1998 has not been included in the accompanying financial statements.

6. Commitments:

   Future lease payments of operating leases are as follows:

    Year Ending
                                                   (in thousands)

   2000.......................................          $315
   2001.......................................           489
   2002.......................................           476
   2003.......................................           417
   2004.......................................           420
   Thereafter.................................           927

   Rent expense for the years ended December 31, 1997, 1998 and 1999, was approximately $397, $512 and $873, respectively, and $486 and $389 for the six months ended June 30, 1999 and 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Radio One, Inc.:

  We have audited the accompanying combined balance sheets of the selected operations of Clear Channel Communications, consisting of stations KMJQ-FM, KBXX-FM, WQOK-FM, WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM (the "Stations") as of December 31, 1998 and 1999, and the related combined statements of operations and changes in station equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements have been prepared from the separate records maintained by the Stations and may not be indicative of the conditions that would have existed or the results of operations had the Stations been operated as an unaffiliated entity. As discussed in Note 2, certain corporate overhead and other expenses represent allocations made by the Stations' parent, and certain services performed by the parent corporations have not been allocated to the accompanying financial statements.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the selected operations of Clear Channel Communications, consisting of stations KMJQ-FM, KBXX-FM, WQOK-FM, WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM as of December 31, 1998 and 1999, and the results of their operations for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                   /s/ Arthur Andersen LLP


Baltimore, Maryland
June 1, 2000

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                            COMBINED BALANCE SHEETS

              AS OF DECEMBER 31, 1998 AND 1999, AND JUNE 30, 2000
                                (IN THOUSANDS)



                                                                            December 31,
                                                                         ------------------
                                                                           1998      1999     June 30, 2000
                                                                         ------      ------   -------------
                                                                                               (Unaudited)

ASSETS
Current assets:
  Trade accounts receivable, net of allowance for doubtful accounts of
   $379, $402, and $548, respectively...................................  $  8,153    $ 10,194     $11,728
Property and equipment, net.............................................     5,924       5,091       4,475
Intangible assets, net..................................................    89,041      84,678      82,638
Other assets............................................................       269         269         268
                                                                          --------    --------   ---------
          Total assets..................................................  $103,387    $100,232     $99,109
                                                                          ========    ========   =========

LIABILITIES AND STATION EQUITY
Current liabilities:
  Accounts payable and accrued expenses.................................  $    446    $    532     $   798
Station equity..........................................................   102,941      99,700      98,311
                                                                          --------    --------   ---------
          Total liabilities and station equity..........................  $103,387    $100,232     $99,109
                                                                          ========    ========   =========


   The accompanying notes are an integral part of these combined statements.

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN STATION EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                (IN THOUSANDS)

                                                                                   Six Months Ended
                                                       Year Ended December 31,         June 30,
                                                     --------------------------     -----------------
                                                      1997      1998      1999       1999       2000
                                                     ------    ------    ------     ------     ------
                                                                                       (Unaudited)

Revenue:
  Broadcast revenue, including barter revenue
   of $123, $282 and $474 for the years ended
   December 31, 1997, 1998 and 1999,
   respectively.................................   $35,355  $ 45,563  $ 53,825   $ 24,351    $29,324
  Less-Agency commissions.......................     4,378     5,460     6,610      2,998      3,822
                                                   -------  --------  --------   --------    -------
          Net broadcast revenue.................    30,977    40,103    47,215     21,353     25,502
                                                   -------  --------  --------   --------    -------
Operating expenses:
  Program and technical.........................     4,260     4,850     5,641      2,497      2,906
  Selling, general and administrative...........     9,757    11,584    12,719      6,107      6,431
  Depreciation and amortization.................     3,593     4,929     5,324      2,692      2,683
                                                   -------  --------  --------   --------    -------
          Total operating expenses..............    17,610    21,363    23,684     11,296     12,020
                                                   -------  --------  --------   --------    -------
Operating income................................    13,367    18,740    23,531     10,057     13,482
Income tax allocation...........................     5,347     7,496     9,412      4,249      5,394
                                                   -------  --------  --------   --------    -------
          Net income............................     8,020    11,244    14,119      5,808      8,088
Station equity, beginning of period.............    79,098    88,917   102,941    102,941     99,700
Net transfer to Parent..........................     1,799     2,780   (17,360)    (6,487)    (9,477)
                                                   -------  --------  --------   --------    -------
Station equity, end of period...................   $88,917  $102,941  $ 99,700   $102,262    $98,311
                                                   =======  ========  ========   ========    =======


   The accompanying notes are an integral part of these combined statements.

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                (IN THOUSANDS)

                                                                                Six Months Ended
                                                  Year Ended December 31,           June 30,
                                               -----------------------------    -----------------
                                                 1997      1998       1999       1999       2000
                                                ------    ------      ------    ------     ------
                                                                                  (Unaudited)

Cash flows from operating activities:
  Operating income..........................  $  8,020   $ 11,244   $ 14,119   $ 5,808    $ 8,088
  Adjustments to reconcile net income to
   net cash from operating activities:
     Depreciation and amortization..........     3,593      4,929      5,324     2,692      2,683
 Effect of change in operating assets and
  liabilities-
  Trade accounts receivable.................     1,253     (2,653)    (2,041)   (1,985)    (1,534)
  Other assets..............................        --         --         --        --          1
  Accounts payable and accrued expenses.....        35         50         86        50        266
                                              --------   --------   --------  --------    -------
          Net cash flows from operating
           activities.......................    12,901     13,570     17,488     6,565      9,504
Cash flows from investing activities:
  Purchase of tangible and intangible
   assets in acquisitions...................   (14,700)   (16,350)        --        --         --
  Purchase of property, plant and
   equipment, net...........................        --         --       (128)      (78)       (27)
                                              --------   --------   --------  --------    -------
          Net cash flows from investing
           activities.......................   (14,700)   (16,350)      (128)      (78)       (27)
Cash flows from financing activities:
  Net transfer (to) from parent.............     1,799      2,780    (17,360)   (6,487)    (9,477)
                                              --------   --------   --------  --------    -------
Net decrease in cash........................        --         --         --        --         --
                                              --------   --------   --------  --------    -------
Cash and cash equivalents, beginning of
 period.....................................        --         --         --        --         --
                                              --------   --------   --------  --------    -------
Cash and cash equivalents, end of period....  $     --   $     --   $     --   $    --    $    --
                                              ========   ========   ========  ========    =======



   The accompanying notes are an integral part of these combined statements.

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1998 AND 1999

1.  Description of the Entities:

  The accompanying financial statements include the activity and financial positions of radio stations KMJQ-FM, KBXX-FM, WQOK-FM WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM (the "Stations"), which are owned by Clear Channel Communications (Clear Channel) and are being sold to Radio One, Inc. (Radio One).

  Radio stations KMJQ-FM and KBXX-FM are broadcast in the Houston, Texas, area. Radio stations WQOK-FM, WFXK-FM, WNNL-FM and WFXC-FM are broadcast in the Raleigh, North Carolina, area. Radio station WJMZ-FM is broadcast in the Greenville, South Carolina, area. All interstation transactions have been eliminated in combination.

2.  Summary of Significant Accounting Policies:

    Basis of Presentation

  The accompanying combined financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Statements (Unaudited)

  The interim combined financial statements included herein for the selected operations of Clear Channel have been prepared by management, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In management's opinion, the interim financial data presented herein include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation. Results for interim periods are not necessarily indicative of results to be expected for the full year.

  On August 25, 2000, Radio One acquired the assets of the Stations, along with certain assets of stations owned by AMFM, Inc. (AMFM), for approximately $1.3 billion. Radio One did not acquire cash, receivables, prepaids or assume any liabilities.

  Cash

  The Stations make cash disbursements out of bank accounts controlled by Clear Channel and their cash receipts are deposited into accounts controlled by Clear Channel. As such, the accompanying combined financial statements do not have cash balances. All cash transactions are recorded through the station equity account.

  Revenue Recognition

  In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

  Barter Arrangements

  Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the lower of estimated fair value of the advertising air time given in exchange for the program rights or the service or asset received. As of year-end, the excess of services received or air time given was recorded as deferred revenue or accounts receivable.

  Corporate Expense

  The accompanying statements of operations and changes in stations' equity represent the direct revenues and expenses of the Stations. They do not include certain corporate expenses related to management fees, income taxes, legal expenses, corporate salaries and certain other corporate expenses. Because the accompanying statements omit certain corporate costs that benefit the Stations (and includes allocations of certain costs among several stations in a market), the accompanying operating results could be substantially different if the Stations had been operated on a stand-alone basis.

  Income Tax Allocation

  The Stations' pre-tax income is included in the consolidated income of Clear Channel. The accompanying combined statements of operations include tax allocation as if the Stations were a stand-alone equity.

  Financial Instruments

  Financial instruments as of December 31, 1998 and 1999, consist of trade accounts receivables, accounts payable and accrued expenses, all of which the carrying amounts approximate fair value.

3. Property and Equipment

  Property and equipment are recorded at cost and are being depreciated on a straight-line basis over various periods. The components of the Stations' property and equipment as of December 31, 1998 and 1999, were as follows:

                                                                           Period of
                                                        1998    1999      Depreciation
                                                      -------  -------  ---------------
                                                       (in thousands)
  Property and equipment:
    Land...........................................  $  126  $  126
    Building and leasehold improvements............     853     715       30 years
    Furniture and fixtures.........................     674     563     5 to 7 years
    Equipment......................................   6,716   7,232     5 to 7 years
                                                    -------  ------
                                                      8,369   8,636
  Less- Accumulated depreciation...................   2,445   3,545
                                                    -------  ------
  Property and equipment, net......................  $5,924  $5,091
                                                    =======  ======

  Depreciation expense for the fiscal years ended December 31, 1997, 1998 and
   1999, was $623, $960 and $961, respectively, and $633 and $643 for the six months ended June 30, 1999 and 2000, respectively.

4. Intangible Assets:

  Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets resulting from applying the purchase method of accounting to acquisitions. The intangible assets are the results of applying the purchase price to the fair market value of the tangible assets acquired, then to the intangible assets acquired, with the resulting excess purchase price being allocated to goodwill. The Stations amortize such intangible assets using the straight-line method over estimated useful lives ranging from 15 to 40 years. As of December 31, 1998 and 1999, accumulated amortization on intangibles was $12,655 and $17,018, respectively.

  Long Lived Assets

  In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," Clear Channel reviews its identifiable purchased intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows is less than the carrying amount of an asset, an impairment loss would be recognized.

5. Acquisitions:

  Clear Channel purchased WJMZ-FM in May 1998 for approximately $16.3 million. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of $15.1 of intangible assets. The activities of WJMZ-FM prior to the acquisition by Clear Channel are not included in the
accompanying financial statements.   The revenue for WJMZ-FM for the period
prior to acquisition was approximately $1.6 million (unaudited).

6.  Commitments:

  Future lease payments of operating leases are as follows noting there are no lease payments due after 2002:

                        Year Ending
                                           (in thousands)
                   2000........................  $263
                   2001........................   382
                   2002........................   308

  Rent expense for the years ended December 31, 1997, 1998 and 1999 was approximately $401, $556, $431, respectively, and $270 and $275 for the six months ended June 30, 1999 and 2000.

    (b)  Pro Forma Financial Information.


    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                          Year Ended December 31, 1999
                         ---------------------------------------------------------------------------------------------------
                                                          Pro Forma                  Pro Forma for
                                            Completed        for         Pending     Completed and
                                           Transactions   Completed    Transactions     Pending     Offering    Pro Forma as
                         Historical(a)    Adjustments(b) Transactions Adjustments(c) Transactions  Adjustment     Adjusted
                         -------------    -------------- ------------ -------------- ------------- -----------  ------------
                                                                 (in thousands)
Statement of
 Operations:
 Net broadcast
  revenue..............     $81,703          $119,389      $201,092      $ 2,564       $203,656                  $ 203,656
 Station operating
  expenses.............      44,259            58,824       103,083          595        103,678                    103,678
 Corporate expenses....       4,380             1,421         5,801          --           5,801                      5,801
 Depreciation and
  amortization.........      17,073            99,597       116,670        2,289        118,959                    118,959
                            -------          --------      --------      -------       --------      ------      ---------
 Operating income......      15,991           (40,453)      (24,462)        (320)       (24,782)                   (24,782)
 Interest expense......      15,279            44,804        60,083       (1,631)        58,452                     58,452
 Other income
  (expense), net.......       2,149            (2,001)          148          --             148                        148
 Income tax (expense)
  benefit..............      (2,728)              --         (2,728)         --          (2,728)      2,728(d)         --
                            -------          --------      --------      -------       --------      ------      ---------
 Net income (loss).....     $   133          $(87,258)     $(87,125)     $ 1,311       $(85,814)     $2,728      $ (83,086)
                            =======          ========      ========      =======       ========      ======      =========
Net loss applicable to
 common stockholders...     $(1,343)                                                                             $(104,712)
                            =======                                                                              =========
Earnings per common
 share:
 Basic.................     $ (0.02)                                                                             $   (1.23)
 Diluted...............       (0.02)                                                                                 (1.23)
Weighted average common
 shares outstanding:
 Basic.................      73,609(e)                                                                              85,430
 Diluted...............      73,609(e)(f)                                                                           85,430(f)
Other Data:
 Broadcast cash
  flow(g)..............     $37,444                                                                              $  99,978
 Broadcast cash flow
  margin(h)............        45.8 %                                                                                 49.1 %
 EBITDA (before non-
  cash compensation
  expense)(i)..........     $33,289                                                                              $  94,402
 After-tax cash
  flow(g)..............      16,303                                                                                 36,098
 Cash interest
  expense(i)...........      10,762                                                                                 53,935
 Capital expenditures..       3,252                                                                                  3,974
 Ratio of earnings to combined fixed charges to preferred stock dividends(j)...............................            --
 Ratio of EBITDA (before non-cash compensation expense) to interest expense................................            1.6x
 Ratio of EBITDA (before non-cash compensation expense) to/cash interest expense...........................            1.8x

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Year Ended December 31, 1999.

(a) See the consolidated financial statements included in the Company's Annual Report on Form 10-K for the period ended December 31, 1999.

(b) The table below gives effect to the acquisitions completed during the period from January 1, 1999 through October 5, 2000, as if they had occurred on January 1, 1999. The operating results include the activities of these entities during 1999 prior to the period acquired by Radio One. The 1999 operating results after the acquisition by Radio One are included in the Radio One historical amounts:

                                                                                     Historical
                   ---------------------------------------------------------------------------------------------------------------
                         ROA          Cleveland      Richmond I      Richmond II        WPLY            Davis         Shirk/IBL
                   Historical(/1/) Historical(/2/) Historical(/2/) Historical(/2/) Historical(/1/) Historical(/2/) Historical(/3/)
                   --------------- --------------- --------------- --------------- --------------- --------------- ---------------
                                                                                                (in thousands)
Statement of
 Operations:
 Net broadcast
  revenue........      $2,447           $977            $198           $1,420          $8,384          $3,176          $4,655
 Station
  operating
  expenses.......       1,388            513             182              659           6,268           2,051           3,336
 Corporate
  expenses.......          96            --                6                8             704             160               9
 Time Brokerage
  agreement......
 Depreciation and
  amortization...         202            137               8              182             110             538             425
                       ------           ----            ----           ------          ------          ------          ------
 Operating
  income.........         761            327               2              571           1,302             427             885
 Interest
  expense........         491            --              --               231             --              --              355
 Other income,
  net............         --             --              --                 8              77             --               96
 Income tax
  benefit
  (expense)......        (100)           --               (6)             --              --              --              --
                       ------           ----            ----           ------          ------          ------          ------
 Net income
  (loss).........      $  170           $327            $ (4)          $  348          $1,379          $  427          $  626
                       ======           ====            ====           ======          ======          ======          ======
                        AMFM        Clear Channel     Pro Forma
                   Historical(/4/) Historical(/4/) Adjustments(/5/)      Total
                   --------------- --------------- -------------------- ---------
Statement of
 Operations:
 Net broadcast
  revenue........      $50,992         $47,215        $     (75)(/6/)   $119,389
 Station
  operating
  expenses.......       26,253          18,360             (186)(/7/)     58,824
 Corporate
  expenses.......                          --               438 (/8/)      1,421
 Time Brokerage
  agreement......        4,509             --            (4,509)(/9/)        --
 Depreciation and
  amortization...        8,221           5,324           84,450 (/10/)    99,597
                   --------------- --------------- -------------------- ---------
 Operating
  income.........       12,009          23,531          (80,268)         (40,453)
 Interest
  expense........                                        43,727 (/11/)    44,804
 Other income,
  net............                                        (2,182)(/12/)    (2,001)
 Income tax
  benefit
  (expense)......       (4,804)         (9,412)          14,322(/13/)         --
                   --------------- --------------- -------------------- ---------
 Net income
  (loss).........      $ 7,205         $14,119        $(111,855)        $(87,258)
                   =============== =============== ==================== =========

------------------
(/1/) See the financial statements included by reference in the Form 8-K.
(/2/) The column represents the historical results of operations of the stations acquired during the year ended December 31, 1999. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to the stations and an allocation of those expenses which benefited the stations but were not directly charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results from operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One.
(/3/) This column represents the historical results of operations for the year ended December 31, 1999, that were accumulated from statements of Shirk, Inc. and IBL, Inc.
(/4/) The column represents the historical results of operations, which include direct revenue and expense charged to the stations, excluding certain corporate allocations, for the year ended December 31, 1999. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results of operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One. See the financial statements included elsewhere in this Form 8-K.
(/5/) Historical financial statements and pro forma adjustments related to the Dallas II, St. Louis and Boston acquisitions have not been included in this pro forma income statement because Radio One has determined that these acquisitions are purchases of assets. Income statement activity would not be relevant because Radio One purchased the FCC license, reformatted the stations, will not retain the employees, and for the St. Louis and Boston acquisitions, took them off the air.
(/6/) To reflect the elimination of the management fee paid by ROA to Radio One for administrative services provided by Radio One.
(/7/) To eliminate corporate expenses which Radio One does not expect to incur going forward, which consist primarily of corporate management fees.

(/8/) To eliminate corporate expenses of $962 which Radio One does not expect to incur going forward and to record additional corporate expenses of $1,400 which Radio One expects to incur related to the acquisitions. The $1,400 consists of the following costs:

   Additional corporate staff........................................... $  900
   Additional rent for corporate space..................................    100
   Additional travel costs..............................................    100
   Additional professional fees, insurance and supplies.................    300
                                                                         ------
     Total.............................................................. $1,400
                                                                         ======

(/9/) To eliminate the LMA fee paid by AMFM for the periods prior to being acquired by AMFM.
(/10/) To record the additional depreciation and amortization expense that would have been recognized if the ROA, Cleveland, Richmond I and II, WPLY, Davis, Shirk/IBL AMFM and Clear Channel acquisitions had occurred and the payment of the additional $4.0 million purchase price of Richmond II based on the earn out provision, calculated as follows:

   Excess purchase price over tangible assets acquired of ROA,
    Cleveland, Richmond I, Richmond II, WPLY, Davis, Shirk/IBL, AMFM
    and Clear Channel amortized over 15 years.......................... $96,667
   Additional purchase price paid for Richmond II of $4.0 million
    amortized over 15 years............................................     267
   Amortization of the $3.5 million in acquisition costs over 15
    years..............................................................     233
   Less: Previously recorded amortization expense......................  12,717
                                                                        -------
     Total............................................................. $84,450
                                                                        =======

(/11/) To reflect the interest expense on the new bank credit facility, to record the amortization of deferred financing costs and to eliminate interest expense assuming Radio One uses the proceeds from the March 3, 2000 offering, the November 11, 1999 offering, the May 5, 1999 offering and the July 10, 2000 offering, instead of borrowings, to fund the acquisitions.

   Assumed $577.0 million used of the line of credit at 8.5% to fund the acquisitions.................................................. $49,045
   Amortization of the $5.7 million in financing costs using the
    effective interest method.........................................   1,000
   Less: Interest expense that would not have been incurred...........   6,318
                                                                       -------
     Total............................................................ $43,727
                                                                       =======

(/12/) To eliminate Radio One's historical interest income as excess cash would have been used to partially finance the acquisitions.
(/13/) To eliminate tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.

(c) The table below gives effect to the acquisition pending as of October 5, 2000.

                                           Richmond III
                                            Historical   Pro Forma
                                               (1)      Adjustments      Total
                                           ------------ -----------     -------
Statement of Operations:                            (in thousands)
 Net broadcast revenues...................    $2,564      $    --       $ 2,564
 Station operating expenses...............       595           --           595
 Corporate expenses.......................       206         (206)(/2/)      --
 Depreciation and amortization............       161        2,128 (/3/)   2,289
                                              ------      -------       -------
   Operating income.......................     1,602       (1,922)         (320)
 Interest expense.........................        82       (1,713)(/4/)  (1,631)
                                              ------      -------       -------
   Net income (loss)......................    $1,520      $  (209)      $ 1,311
                                              ======      =======       =======

--------------------
(/1/) The column represents the historical results of operations for the period ended May 31, 1999, that were obtained from carveout unaudited financial statements, as Radio One entered into a LMA with Richmond III, effective June 1, 1999.
(/2/) To eliminate corporate expenses of $206 which Radio One does not expect to incur going forward.
(/3/) To record the additional depreciation and amortization expense that would have been recorded if the acquisition had occurred, calculated as follows:

   Excess purchase price over tangible assets acquired of Richmond III amortized over 15 years............................................ $2,186
   Less: Previously recorded amortization expense......................     58
                                                                        ------
     Total............................................................. $2,128
                                                                        ======

(/4/) To eliminate the LMA fee paid by Radio One to Richmond III and to eliminate interest expense assuming Radio One uses the proceeds from the March 3, 2000 offering, the November 11, 1999 offering, the May 5, 1999 offering and the July 10, 2000 offering, instead of borrowings, to fund the acquisition.

   Less: LMA fee paid to Richmond III................................... $1,631
   Less: Interest expense that would not have been incurred.............     82
                                                                         ------
     Total.............................................................. $1,713
                                                                         ======

(d) To eliminate Radio One's historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.

(e) Restated to reflect the stock dividend of May 2000.

(f) This amount has been adjusted assuming the March 3, 2000 offering, the November 11, 1999 offering and the May 5, 1999 offering and the stock dividend had occured as of January 1, 1999. Because the common stock equivalents are antidilutive, they have not been added to the weighted average shares of common stock outstanding for average diluted shares outstanding.

(g) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA (before non-cash compensation expense) consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After-tax cash flow consists of income before income tax expense (benefit) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization expense and non-cash compensation expense. Although broadcast cash flow, EBITDA (before non-cash compensation expense), and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.

(h) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

(i) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period.

(j) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Combined fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and the interest component of rent expense. Earnings were insufficient to cover combined fixed charges and preferred stock dividends on a pro forma as adjusted basis for the year ended December 31, 1999, by approximately $104.7 million.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                         Six Months Ended June 30, 2000
                          --------------------------------------------------------------------------------------------------
                                                                                       Pro Forma
                                                           Pro Forma                      for
                                             Completed        for         Pending      Completed
                                            Transactions   Completed    Transaction   and Pending   Offering      Pro Forma
                          Historical(a)    Adjustments(b) Transactions Adjustment(c)  Transactions Adjustment    as Adjusted
                          -------------    -------------- ------------ -------------- ------------ -----------   -----------
                                                                 (in thousands)
Statement of Operations:
 Net broadcast
  revenue...............     $54,795          $ 55,434      $110,229       $  --        $110,229                  $110,229
 Station operating
  expenses..............      28,728            24,272        53,000          --          53,000                    53,000
 Corporate expenses.....       2,400               700         3,100          --           3,100                     3,100
 Depreciation and
  amortization..........      12,671            47,052        59,723        1,093         60,816                    60,816
                             -------          --------      --------       ------       --------     ------       --------
 Operating income.......      10,996           (16,590)       (5,594)      (1,093)        (6,687)                   (6,687)
 Interest expense.......       7,247            24,930        32,177       (1,398)        30,779                    30,779
 Other income
  (expense), net........       9,707            (9,676)           31          --              31                        31
 Income tax expense
  (benefit).............       5,818               --          5,818          --           5,818     (5,818)(d)        --
                             -------          --------      --------       ------       --------     ------       --------
   Net income (loss)....     $ 7,638          $(51,196)     $(43,558)      $  305       $(43,253)    $5,818       $(37,435)
                             =======          ========      ========       ======       ========     ======       ========
   Net income (loss)
    applicable to common
    stockholders........     $ 7,638                                                                              $(47,510)
                             =======                                                                              ========
Earnings per common
 share:
 Basic..................     $  0.09                                                                              $  (0.56)
 Diluted................        0.09                                                                                 (0.55)
Weighted average common
 shares outstanding:
 Basic..................      83,038(e)                                                                             85,430
 Diluted................      83,316(e)(f)                                                                          85,708 (f)
Other Data:
 Broadcast cash
  flow(g)...............     $26,067                                                                              $ 57,229
 Broadcast cash flow
  margin(h).............        47.6%                                                                                 51.9%
 EBITDA (before non-
  cash compensation
  expense)(g)...........     $23,667                                                                              $ 54,129
 After-tax cash
  flow(g)...............      19,726                                                                                23,381
 Cash interest
  expense(i)............       4,756                                                                                28,288
 Capital expenditures...       1,397                                                                                 1,540
 Ratio of earnings to
  combined fixed
  charges and preferred
  stock dividends(j)....                                                                                               --
 Ratio of total debt to
  EBITDA (before non-
  cash compensation
  expense)..............                                                                                               --
 Ratio of EBITDA
  (before non-cash
  compensation expense)
  to interest expense...                                                                                               1.8x
 Ratio of EBITDA
  (before non-cash
  compensation expense)
  to cash interest
  expense...............                                                                                               1.9x

-------------------
    Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Six Months Ended June 30, 2000,

(a) See the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000.

(b) The table below gives effect to the acquisitions completed during the period January 1, 2000 through October 5, 2000, as if they occurred on January 1, 1999. The operating results include activities of these entities during 2000 prior to the period acquired by Radio One. The 2000 operating results after the acquisition by Radio One are included in the Radio One historical amounts:

                                                      Historical
                    -------------------------------------------------------------------------------
                         WPLY            Davis           Shirk           AMFM        Clear Channel   Pro Forma
                    Historical(/1/) Historical(/2/) Historical(/3/) Historical(/4/) Historical(/4/) Adjustments        Total
                    --------------- --------------- --------------- --------------- --------------- -----------       --------
                                                               (in thousands)
Statement of
 Operations:
 Net broadcast
  revenue..........     $1,405          $1,534          $2,189          $24,804         $25,502      $    --          $ 55,434
 Station operating
  expenses.........        726             961           1,539           11,802           9,337          (93)(/5/)      24,272
 Corporation
  expenses.........        117              49               8              --                            526(/6/)         700
 Depreciation and
  amortization.....          6             135             160            4,575           2,683        39,493(/7/)      47,052
                        ------          ------          ------          -------         -------      --------         --------
   Operating
    income.........        556             389             482            8,427          13,482       (39,926)         (16,590)
 Interest
  expense..........        --                               85              --              --         24,845(/8/)      24,930
 Other income
  (expense), net...          9             --               22              --              --         (9,707)(/9/)     (9,676)
 Income tax
  allocation.......                        --              --            (3,370)         (5,394)        8,764 (/10/)       --
                        ------          ------          ------          -------         -------      --------         --------
   Net income
    (loss).........     $  565          $  389          $  419          $ 5,057         $ 8,088      $(65,714)        $(51,196)
                        ======          ======          ======          =======         =======      ========         ========

---------------------
(/1/) The column represents the historical results of operations for the period ended February 28, 2000, that were obtained from unaudited financial statements.
(/2/) The column represents the historical results of operations for the period ended June 7, 2000, the date the stations were purchased by Radio One. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to those stations and an allocation of those expenses which benefited the stations but were not directly charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results from operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One.
(/3/) The column represents the historical results of operations for the period ended June 8, 2000, the date the stations were purchased by Radio One, that were obtained from unaudited financial statements of Shirk, Inc. and IBL, Inc.
(/4/) The column represents the historical results of operations of the stations for the six months ended June 30, 2000. See the financial statements included elsewhere in the Form 8-k.
(/5/) To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of corporate officers' salaries.
(/6/) To record additional corporate expenses of $700 which Radio One expects to incur related to the acquisitions and to eliminate $174 in corporate expenses which Radio One does not expect to incur going forward. The $700 consists of 50% of what Radio One estimates the incremental cost to be which is included on page 3.
(/7/) To record additional depreciation and amortization expense that would have been recorded if the acquisitions had occurred and the payment of the additional $4.0 million purchase price of Richmond II based on the earn out provision calculated as follows:

      Excess purchase price over tangible assets acquired of WPLY,
       Davis, Shirk, AMFM and Clear Channel amortized over 15 years for six months ................................................ $45,716
      Additional purchase price paid for Richmond II of $4.0 million
       amortized over 15 years for six months ........................     133
      Amortization of the $3.5 million in acquisition costs over 15
       years for six months...........................................     117
      Less: Previously recorded amortization expense..................   6,473
                                                                       -------
        Total......................................................... $39,493
                                                                       =======

(/8/) To reflect the interest expense on the new bank credit facility, to record the amortization of deferred finance costs and to eliminate interest expenses that would not have been incurred.

      Assumed $577.0 million used of the line of credit at 8.5% for six months to fund the acquisitions.................................  $24,523
      Amortization of the $5.7 million in financing costs using the
       effective interest method for six months .......................      407
      Less: Interest expense that would not have been incurred.........       85
                                                                         -------
       Total...........................................................  $24,845
                                                                         =======

(/9/) To eliminate Radio One's Historical interest income as excess cash would have been used to partially finance the acquisitions.
(/10/) To eliminate interest expense of the acquisitions assuming Radio One uses the proceeds from the March 3, 2000 offering, the November 11, 1999 offering, the May 5, 1999 offering and the July 10, 2000 offering to fund the acquisitions.

(c) The table below gives effect to the acquisition pending as of October 5, 2000.

                                         Richmond III   Pro Forma
                                         Historical(1) Adjustments      Total
                                         ------------- -----------     ------
Statement of Operations:
  Net broadcast revenues................     $--         $   --        $   --
  Station operating expenses............      --             --            --
  Corporate expenses....................      --             --            --
  Depreciation and amortization.........      --           1,093 (/2/)  1,093
                                             ----        -------       ------
    Operating income....................      --          (1,093)      (1,093)
  Interest expense......................      --          (1,398)(/3/) (1,398)
  Other income..........................      --             --            --
  Income tax allocations................      --             --            --
                                             ----        -------       ------
    Net income (loss)...................     $--         $   305       $  305
                                             ====        =======       ======

---------------------
(/1/) All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has the LMA arrangement with Richmond III during the period.
(/2/) To record additional depreciation and amortization expense that would have been recorded if the acquisition had occurred calculated as the excess purchase price over tangible assets acquired amortized over 15 years for six months.
(/3/) To eliminate the LMA fee paid by Radio One to Richmond III.

(d) To eliminate Radio One's historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.

(e) Restated to reflect the stock dividend of May 2000.

(f) This amount has been adjusted assuming the March 3, 2000 offering, the November 11, 1999 offering and the May 5, 1999 offering and the 3 for 1 stock split had occured as of January 1, 1999.

(g) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA (before non-cash compensation expense) consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After-tax cash flow consists of income before income tax expense (benefit) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization expense and non-cash compensation expense. Although broadcast cash flow, EBITDA (before non-cash compensation expense), and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.

(h) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

(i) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period.

(j) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Combined fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover combined fixed charges and preferred stock dividends on a pro forma as adjusted basis for the six months ended June 30, 2000, by approximately $47.5 million.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                                               As of June 30, 2000
                         --------------------------------------------------------------------------------------------------
                                                                                     Pro Forma
                                         Completed      Pro Forma      Pending     for Completed
                                        Transactions  for Completed  Transactions   and Pending   Offering       Pro Forma
                         Historical(a) Adjustments(b) Transactions  Adjustments(c) Transactions  Adjustments    as Adjusted
                         ------------- -------------- ------------- -------------- ------------- -----------    -----------
                                                                 (in thousands)
ASSETS
Current Assets:
 Cash and cash
  equivalents...........   $148,083      $(413,039)    $ (264,956)     $(32,682)    $ (297,638)   $298,500 (d)  $     862
 Investments, available
  for sale..............    204,924       (204,924)           --            --             --                          --
 Trade accounts
  receivable, net.......     26,670            --          26,670           --          26,670                      26,670
 Prepaid expenses and
  other.................      1,431            --           1,431           --           1,431                       1,431
 Deferred income
  taxes.................        985            --             985           --             985                         985
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total current
    assets..............    382,093       (617,963)      (235,870)      (32,682)      (268,552)     298,500         29,948
 Property and
  equipment,net.........     18,199          7,266         25,465           --          25,465                      25,465
 Intangible assets,
  net...................    363,134      1,317,947      1,681,081        34,000      1,715,081                   1,715,081
 Deferred taxes.........        --             --             --            --             --                          --
 Other assets...........    138,866       (130,250)         8,616        (1,318)         7,298                       7,298
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total assets.........   $902,292      $ 577,000     $1,479,292      $    --      $1,479,292    $ 298,500     $1,777,792
                           ========      =========     ==========      ========     ==========    =========     ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and
  accrued expenses......   $ 11,931      $     --      $   11,931      $    --      $   11,931                  $   11,931
 Other current
  liabilities...........      2,248            --           2,248           --           2,248                       2,248
 Income taxes payable...      1,879            --           1,879           --           1,879                       1,879
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total current
    liabilities.........     16,058            --          16,058           --          16,058          --          16,058
 Bank Credit Facility...        --         577,000        577,000           --         577,000                     577,000
 12% Senior
  Subordinated Notes
  due May 15, 2004......     84,202            --          84,202           --          84,202                      84,202
 Other long-term debt...        155            --             155                          155                         155
 Deferred tax
  liability.............     24,150            --          24,150           --          24,150                      24,150
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total liabilities....    124,565        577,000        701,565           --         701,565          --         701,565
                           --------      ---------     ----------      --------     ----------    ---------     ----------
Stockholders' Equity
 (Deficit):
 Preferred Stock........        --             --             --            --             --      310,000 (d)     310,000
 Class A Common Stock...         23            --              23           --              23                          23
 Class B Common Stock...          3            --               3           --               3                           3
 Class C Common Stock...          3            --               3           --               3                           3
 Class D Common Stock...         57            --              57           --              57                          57
 Accumulated
  comprehensive income
  adjustments...........        (87)           --             (87)          --             (87)                        (87)
 Additional paid in
  capital...............    796,297            --         796,297           --         796,297      (11,500)(d)    784,797
 Accumulated deficit....    (18,569)           --         (18,569)          --         (18,569)                    (18,569)
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total stockholders'
    equity..............    777,727            --         777,727           --         777,727      298,500      1,076,227
                           --------      ---------     ----------      --------     ----------    ---------     ----------
   Total liabilities and
    stockholders'
    equity..............   $902,292      $ 577,000     $1,479,292      $    --      $1,479,292    $ 298,500     $1,777,792
                           ========      =========     ==========      ========     ==========    =========     ==========

---------------------
(a) See the Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q as of June 30, 2000.

(b) The table below gives effect to the completed transactions between April 1, 2000 and October 5, 2000, as if they were completed on June 30, 2000.

                         Clear Channel     AMFM        Dallas II    Line of        Acquisition
                         Historical(1) Historical(1) Historical(2)  Credit         Adjustments              Total
                         ------------- ------------- ------------- ---------       -----------            ----------
ASSETS
Current Assets:
 Cash and cash
  equivalents...........    $   --       $    --         $ --      $ 776,211 (/3/) $(1,189,250)(/4/)      $ (413,039)
 Investments, available
  for sale..............        --            --           --       (204,924)(/3/)                          (204,924)
 Trade accounts
  receivable, net.......     11,728        11,546          --            --            (23,274)(/5/)             --
 Prepaid expenses and
  other.................        --             76          --            --                (76)(/5/)             --
                            -------      --------        -----     ---------       -----------            ----------
   Total current
    assets..............     11,728        11,622          --        571,287        (1,212,600)             (617,963)
 Property and
  equipment, net........      4,475         2,791          --            --                --                  7,266
 Intangible assets,
  net...................     82,638       116,925          --          5,713 (/3/)   1,112,671 (/6/)       1,317,947
 Other assets...........        268           --           --            --           (130,518)(/4/)(/5/)   (130,250)
                            -------      --------        -----     ---------       -----------            ----------
   Total assets.........    $99,109      $131,338        $ --      $ 577,000       $  (230,447)           $  577,000
                            =======      ========        =====     =========       ===========            ==========
LIABILITIES AND
 STATIONS' EQUITY
Current liabilities:
 Accounts payable and
  accrued expenses......        798         1,259          --            --             (2,057)(/5/)             --
                            -------      --------        -----     ---------       -----------            ----------
   Total current
    liabilities.........        798         1,259          --            --             (2,057)                  --
 Long-term debt and
  deferred interest.....        --            --           --        577,000               --                577,000
                            -------      --------        -----     ---------       -----------            ----------
   Total liabilities....        798         1,259          --        577,000            (2,057)              577,000
                            -------      --------        -----     ---------       -----------            ----------
Stations' Equity
 Stations equity........     98,311       130,079          --            --           (228,390)(/5/)
                            -------      --------        -----     ---------       -----------            ----------
   Total liabilities and
    stations' equity
    (deficit)...........    $99,109      $131,338        $ --      $ 577,000       $  (230,447)                   --
                            =======      ========        =====     =========       ===========            ----------
                                                                                                          $  577,000
                                                                                                          ==========

---------------------
(/1/) This column represents the historical balance sheets as of June 30, 2000.
      See the financial statements included elsewhere in the Form 8-K.
(/2/) Historical balance sheet related to the Dallas II acquisition only includes the FCC license which Radio One acquired and is included in the pro forma adjustment.
(/3/) To reflect borrowings of $577,000 from the new bank credit facility, the use of investments for the acquisitions and the $5.7 million paid in financing costs.
(/4/) To reflect the cash paid by Radio One of $1,300,000 for the AMFM and Clear
      Channel acquisitions and $16,000 for the Dallas II acquisition and $3,500 paid in acquisition costs, less deposits of $130,250.
(/5/) To eliminate the account balances not being purchased or assumed by Radio
      One.
(/6/) To reflect the capitalized acquisition costs of $3,500 and to record intangible assets booked as a result of the acquisitions, calculated as follows:

      Purchase price................................................  $1,316,000
      Less: Net tangible assets.....................................       7,266
                                                                      ----------
      Intangibles acquired..........................................   1,308,734
      Less: Intangibles previously recorded.........................     199,563
      Acquisition costs.............................................       3,500
                                                                      ----------
       Total........................................................  $1,112,671
                                                                      ==========

(c) The table below gives effect to the pending transaction as of October 5, 2000, as if they had occurred on June 30, 2000:

                             Richmond     Acquisition
                          Historical(/1/) Adjustments       Total
                          --------------- -----------      --------
                                             (in thousands)
ASSETS
Current Assets
 Cash and cash
  equivalents...........       $ --        $(32,682)(/2/)  $(32,682)
                               -----       --------        --------
 Total current assets...         --         (32,682)        (32,682)
 Intangible assets,
  net...................         --          34,000 (/2/)    34,000
 Other assets...........         --          (1,318)(/2/)    (1,318)
                               -----       --------        --------
 Total assets...........       $ --        $    --         $    --
                               =====       ========        ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and
  accrued expenses......       $ --        $    --         $    --
 Long-term debt.........         --             --              --
                               -----       --------        --------
 Total liabilities......         --             --              --
                               -----       --------        --------
 Stations' Equity:
 Stations' equity.......         --             --              --
                               -----       --------        --------
 Total liabilities and
  stations' equity......       $ --        $    --         $    --
                               =====       ========        ========

---------------------
(/1/) All broadcast assets and liabilities as of June 30, 2000, except for the Stations' FCC licenses of Richmond III, are recorded in the financial statements of Radio One as Radio One has an LMA agreement with respect to Richmond III.
(/2/) To reflect the cash paid by Radio One of $34,000 for the Richmond III acquisition less deposits of $1,318.

(d) To reflect the net proceeds of the July 10, 2000 offering of $310,000 less underwriting discounts, commissions and offering expenses of $2,200.

         (c)   Exhibits.


               3.1 Amended and Restated Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000), as filed with the State of Delaware on May 9, 2000 (incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 000-25969; Film No. 631638)).

               3.1.1 Certificate of Amendment (dated as of September 21, 2000) of the Amended and Restated Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000), as filed with the State of Delaware on September 21, 2000.

               3.2 Amended and Restated By-laws of Radio One, Inc., amended as of September 15, 2000.

               23.1   Consent of Arthur Andersen LLP.

                                   Signature
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    RADIO ONE, INC.

                                    /s/ Linda J. Eckard
                                    ----------------------------------------
October 6, 2000                     Linda J. Eckard
                                    Assistant Secretary